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                                                                 EXHIBIT (n)(ii)

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this registration statement (No.333-99689) on Form N-2 of NAIC Growth Fund, Inc. of our report dated January 7, 2003, with respect to the financial statements of the Fund and the financial highlights for the year ended December 31, 2002, included with the Annual Report to Shareholders of NAIC Growth Fund, Inc for the year ended December 31, 2002.

         We also consent to the reference to us under the headings "Independent Public Accountants" and "Financial Highlights" in this Registration Statement.


PLANTE & MORAN, PLLC


April 15, 2003

Southfield, Michigan